                                                                     EXHIBIT 4-A

                                                                  EXECUTION COPY

                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Third Amendment") is made as of the 6th day of May, 2005 by and among True Value Company, a Delaware corporation (f/k/a TruServ Corporation and herein "True Value" or "TruServ"), TruServ Acceptance Company, an Illinois corporation ("TruServ Acceptance"), TruServ Logistics Company, an Illinois corporation ("TruServ Logistics"), General Paint & Manufacturing Company ("General Paint") and True Value.com Corporation, a Delaware corporation ("True Value.com") and Congress Financial Corporation (Central), Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., and LaSalle Business Credit, LLC as Co-Documentation Agents ("Co-Documentation Agents"), the lenders who are signatories hereto ("Lenders"), and Fleet Capital Corporation, a Rhode Island corporation ("FCC"), as agent for Lenders hereunder (FCC, in such capacity, being "Agent"). True Value, TruServ Acceptance, TruServ Logistics, General Paint and True Value.com are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers."

                                   WITNESSETH:

         WHEREAS, Borrowers, Bank of America, N.A., as Syndication Agent (Bank of America, N.A. has assigned all of its interests to FCC), Co-Documentation Agents, Agent and Lenders entered into a certain Loan and Security Agreement dated as of August 29, 2003, as amended by a certain First Amendment to Loan and Security Agreement by and among Borrowers, Bank of America, N.A., as Syndication Agent, Co-Documentation Agents, Agent and Lenders dated as of March 19, 2004 and by a certain Second Amendment to Loan and Security Agreement by and among Borrowers, Syndication Agent, Co-Documentation Agents, Agents and Lenders dated as of October 26, 2004 (said Loan and Security Agreement, as so amended, is hereinafter referred to as the "Loan Agreement"); and

         WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

         2. Added Definitions. Appendix A of the Loan Agreement is hereby amended to insert the following new definitions of "Blackhawk Capital Expenditures," "Blackhawk Facility," "Third Amendment," and "Third Amendment Effective Date" in their appropriate alphabetical order:

                  "Blackhawk Capital Expenditures - Capital Expenditures up to an amount not to exceed $6,000,000 incurred between the Third Amendment Effective Date and the first anniversary thereof in connection with the consolidation of Borrowers' paint manufacturing facilities, provided that at all times during such period the Borrowers are using commercially reasonable efforts to sell such property to an independent third party or have consummated such sale.

                  Blackhawk Facility - the real Property and buildings and fixtures located thereon commonly known as 823 W. Blackhawk St., Chicago, Illinois 60622.

                  Third Amendment - that certain Third Amendment to Loan and Security Agreement dated as of May __, 2005 by and among Agent, Borrowers, Co-Documentation Agents and the Lenders party thereto.

                  Third Amendment Effective Date - shall have the meaning contained in Section 12 of the Third Amendment."

         3. Amended Definitions. The definitions of "Applicable Margin" and "Restricted Investment" and "Restricted Subsidiary" contained in Appendix A to the Loan Agreement are hereby deleted and the following are inserted in their stead:

                  "Applicable Margin - from the Third Amendment Effective Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, the LIBOR Revolving Portion, and the Unused Line
         Fee:

                  Base Rate Revolving Portion                        0%
                  LIBOR Revolving Portion                         1.50%
                  Unused Line Fee                                0.375%

                  The percentages set forth above will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for TruServ's fiscal quarters ending closest to the last day of March, June, September and December within the Term hereof, commencing with the fiscal quarter ending in March, 2005 (each such date an "Adjustment Date"), effective prospectively, by reference to the applicable "Financial Measurement" (as defined below) for the Applicable Margin Period most recently ending in accordance with the following:

                                        Base Rate Revolving      LIBOR Revolving     Unused Line
Financial Measurement                         Portion                Portion              Fee
---------------------                   -------------------      ---------------     -----------
> or = to 1.75 to 1                                 0%                 1.50%            0.375%

<1.75 to 1, but > or = to 1.25 to 1              0.25%                 1.75%            0.375%

<1.25 to 1                                       0.50%                  2.0%            0.375%

         provided that, (i) if TruServ's audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 8.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, the Applicable Margin shall automatically adjust to the highest Applicable Margin set forth above, effective prospectively from such due date until the earlier of the date on which the applicable financial statements are delivered or the next Adjustment Date. For purposes hereof, "Financial Measurement" shall mean the Fixed Charge Coverage Ratio.

                                      * * *

                  Restricted Investment -any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                           (i) investments by a Borrower, to the extent existing on the Closing Date, in one or more Subsidiaries of such Borrower;

                           (ii) Property to be used in the ordinary course of business;

                           (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of any Borrower or any of its Subsidiaries;

                           (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America; provided that such obligations mature within one year from the date of acquisition thereof;

                           (v) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

                           (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

                           (vii) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

                           (viii) loans and advances permitted under subsection
         8.2.2 of the Agreement;

                           (ix) investments in Cash Equivalents;

                           (x) investments consisting of Equity Interests, instruments or notes received in settlement of debts in the ordinary course of business;

                           (xi) investments existing on the date hereof and listed on Exhibit 8.2.12 hereto;

                           (xii) investments in TruServ Specialty Company LLC not to exceed an aggregate amount of $1,500,000 at any one time, or, so long as Borrowers are in compliance with subsection 8.1.12, in any greater amount;

                           (xiii) TruServ Equity Interests acquired prior to the Closing Date or after the Closing Date if such purchase or acquisition was permitted by the terms hereof;

                           (xiv) investments consisting of any escrow, holdback or similar arrangement in connection with any sale, lease or transfer or other disposition of any asset not prohibited hereunder;

                           (xv) investments in a Subsidiary of a Borrower organized under the laws of the territory of Hong Kong (the "Hong Kong Subsidiary") so long as the amount of any such investment does not exceed $100,000 at any point in time (it being understood that notwithstanding any other provision of this Agreement or any other Loan Document that so long as the limitations of this Section have been complied with, the Hong Kong Subsidiary shall not be a Borrower, Guarantor or Restricted Subsidiary hereunder, and the Borrowers shall not be required to pledge the Equity Interests in such Hong Kong Subsidiary;

                           (xvi) investments in other Persons or assets so long as the amount of any such investment does not exceed $500,000 and Agent has given prior written approval of any such investment;

                           (xvii) investments in real Property adjacent to Borrowers' facility in Cary, Illinois so long as the amount of any such investment does not exceed $400,000; and

                           (xviii) investments otherwise expressly permitted or required pursuant to the Agreement.

                                      * * *

                  Restricted Subsidiary - (i) any Subsidiary of TruServ (other than TruServ Specialty Company LLC, Advocate Services, Inc., Advocate Retail Services, Inc. and Servistar Paint Company) that is incorporated under the laws of the United States of America, any state thereof or the District of Columbia unless any such Subsidiary has no on-going business operations and has liabilities and assets (determined separately) of less than $50,000, (ii) if Borrowers are not in compliance with subsection 8.1.12 of the Agreement, TruServ Specialty Company LLC, and (iii) Advocate Services, Inc., Advocate Retail Services, Inc. and Servistar Paint Company, in each case, if (x) such Subsidiary has assets in excess of $50,000, (y) appropriate documents filed to effect the dissolution of any such Subsidiary cease to be on file with the Secretary of the Commonwealth of Pennsylvania and (z) such dissolution is no longer being pursued by appropriate action."

         4. Term. Section 4.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

                        "SECTION 4. TERM AND TERMINATION

                  4.1 Term of Agreement. Subject to the right of Lenders to cease making Loans (other than Agent Loans pursuant to subsection 1.1.5) to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect through and including August 28, 2008 (the "Term"), unless terminated as provided in Section 4.2 hereof."

         5. Distributions. Subsection 8.2.7 of the Loan Agreement is hereby deleted and the following is inserts in its stead:

                  "8.2.7 Distributions. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions, except for:

                           (i) Distributions by any Subsidiary of a Borrower to
                  a Borrower;

                           (ii) Distributions paid solely in Equity Interests of
                  a Borrower or any of its Subsidiaries;

                           (iii) annual Distributions in the form of cash
                  patronage dividends to its Members in an amount not to exceed 20% of the amount of the patronage source income included in the net margin as set forth in TruServ's Consolidated financial statements for the preceding fiscal year or such greater percentage as required by applicable tax law or IRS regulations;

                           (iv) so long as (x) no Default or Event of Default
                  exists at the time of or would be caused by the making of such Distributions and (y) after giving effect to any such Distribution, Availability on an average basis for the 60 days immediately prior to the date of the proposed Distribution and on the date of the proposed Distribution exceeds $15,000,000, TruServ may make annual Distributions in the form of cash patronage dividends which, when aggregated with Distributions made within such fiscal year as permitted pursuant to clause (iii) of this subsection 8.2.7, do not exceed 33% of the patronage source income included in the net margin as set forth in TruServ's consolidated financial statement for the preceding fiscal year;

                           (v) so long as (x) no Default or Event of Default
                  exists at the time or would be caused by the making of such Distribution and (y) the Fixed Charge Ratio for the most recently ended twelve-month period determined on a pro forma basis after giving effect to any such Distribution, and any Restricted Subordinated Debt Payment made that does not violate subsection 10.1.15 in the same month as the contemplated Distributions, exceeds (x) 1.00 for any twelve month period ending on or prior to August 31, 2006, (y) 1.05 for any twelve month period ending September 30, October 31 and November 30, 2006 and (z) 1.10 for twelve month fiscal periods ending on or after December 31, 2006, TruServ may make Distributions (in cash or otherwise) in the form of patronage cash dividends;

                           (vi) Distributions by TruServ in the form of
                  patronage dividends payable in the form of Member Notes;

                           (vii) So long as no Default or Event of Default
                  exists at the time or would be caused by the making of such Distribution, TruServ may make Distributions in amounts equal to or less than the remaining amount of the Deferred Redemption Reserve; and

                           (viii) Distributions (in cash or otherwise) in the
                  form of redemption or acquisition of Equity Interests of its Members and amortization payments on its Member equity accounts in the ordinary course of business and in accordance with and as required by membership agreements."

         6. Capital Expenditures. Subsection 8.2.8 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

                  "8.2.8 Capital Expenditures. At the time when the Fixed Charge Coverage Ratio for the most recently ended twelve month period is less than 1.00 to 1.00, make any Capital Expenditures (including, without limitation, by way of capitalized leases but, subject to the last sentence of this subsection 8.2.8, excluding Blackhawk Capital Expenditures) which, in the aggregate, as to Borrowers and all of their Restricted Subsidiaries, exceed $20,000,000 during any fiscal year of Borrowers, except that 50% of the unused portion of the Capital Expenditure allowance for any fiscal year may be carried over to the immediately succeeding fiscal year only, to be used in such succeeding fiscal year after all of the Capital Expenditure allowance for that year has been used. The foregoing notwithstanding, in the event that the Blackhawk Facility is not sold to an independent third party on or prior to the first anniversary of the Third

         Amendment Effective Date, then from and after such date, Blackhawk Capital Expenditures shall be included within tested Capital Expenditures for purposes of determining compliance with this subsection 8.2.8, including for periods from the first anniversary date of the Third Amendment Effective Date."

         7. Restricted Subsidiaries. Subsection 8.2.13 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

                  "8.2.13 Restricted Subsidiaries and Joint Ventures. Create, acquire or otherwise suffer to exist, or permit any Restricted Subsidiary of any Borrower to create, acquire or otherwise suffer to exist, any Restricted Subsidiary or joint venture arrangement not in existence as of the date hereof, except for Restricted Subsidiaries that comply with subsection 8.1.8 hereof."

         8. Leases. Section 8.2.18 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

                  "8.2.18 Leases. (a) Except for leases entered into in connection with a sale and leaseback transaction in which the proceeds of the sale are used to repay the Revolving Credit Loans, leases that are listed on Exhibit 7.1.22 (as amended by the Third Amendment) and extensions, renewals and replacements thereof (collectively "Excluded Leases"), become, or permit any of their Restricted Subsidiaries to become, a lessee under any operating lease (other than a lease under which a Borrower or any of its Restricted Subsidiaries is lessor) of Property is the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrowers or any of their Restricted Subsidiaries is then lessee (other than Excluded Leases) would exceed $6,000,000. The term "Rentals" means, as of nay date of determination, all scheduled rental payments.

                  (b) Exhibit 7.1.22 to the Loan Agreement is hereby deleted and replaced with the new Exhibit 7.1.22 attached to this Third Amendment."

         9. Financial Covenants. Upon the Third Amendment Effective Date,
Exhibit 8.3 of the Loan Agreement is hereby deleted and replaced with the new
Exhibit 8.3 attached to this Third Amendment.

         10. Payment on Subordinated Debt and Certain Equity Interests. Subsection 10.1.15 is hereby deleted and the following is inserted in its stead:

                  "10.1.15 Payment on Subordinated Debt and Certain Equity Interests. Any Borrower shall make, or shall permit any Subsidiary to make, any Restricted Subordinated Debt Payment, any redemption or acquisition of Equity Interests of its Members or any amortization payments on its Members' equity accounts unless at the time of such payment and after giving effect thereto (x) no Event of Default has occurred and is continuing or would result from such payment and (y) the Fixed Charge Coverage Ratio for the most recently ended twelve-month period determined on a pro forma basis after giving effect to any such payment exceeds (x) 1.00 for any twelve-month period ending on or prior to August 31, 2006, (y) 1.05 for any twelve-month period ending

         September 30, October 31 and November 30, 2006 and (z) 1.10 for twelve-month fiscal periods ending on or after December 31, 2006."

         11. Amendment Fee. In order to induce Agent and Lenders to enter into this Third Amendment, Borrowers agree to pay Agent, for the ratable benefit of Lenders, an amendment fee equal to $62,500. Said amendment fee shall be payable and deemed fully earned and non-refundable on the Third Amendment Effective Date.

         12. Third Amendment Effective Date. This Third Amendment shall become effective when (i) Borrowers, Agent and each Lender shall have executed and delivered to each other this Third Amendment and (ii) Borrowers shall have paid to Agent, for the ratable benefit of Lenders, the amendment fee referred to in
Section 10 of the Third Amendment. The date on which such foregoing condition precedent is satisfied shall be referred to as the "Third Amendment Effective Date."

         13. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

         15. Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under Section 11.9 of the Loan Agreement.

         16. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

                            (SIGNATURE PAGE FOLLOWS)

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)

         IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the day and year specified at the beginning hereof.


                                         TRUE VALUE COMPANY, as a Borrower

                                         By: /s/ BARBARA L. WAGNER
                                             -----------------------------------
                                             Name: Barbara L. Wagner
                                             Title: Vice President and Treasurer


                                         TRUSERV ACCEPTANCE COMPANY, as a
                                         Borrower

                                         By: /s/ BARBARA L. WAGNER
                                             -----------------------------------
                                             Name: Barbara L. Wagner
                                             Title: Vice President and Treasurer


                                         TRUSERV LOGISTICS COMPANY, as a
                                         Borrower

                                         By: /s/ BARBARA L. WAGNER
                                             -----------------------------------
                                             Name: Barbara L. Wagner
                                             Title: Vice President and Treasurer


                                         GENERAL PAINT & MANUFACTURING
                                         COMPANY, as a Borrower

                                         By: /s/ BARBARA L. WAGNER
                                             -----------------------------------
                                             Name: Barbara L. Wagner
                                             Title: Vice President and Treasurer

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                         TRUE VALUE.COM CORPORATION, as
                                         a Borrower

                                         By: /s/ BARBARA L. WAGNER
                                             -----------------------------------
                                             Name: Barbara L. Wagner
                                             Title: Vice President and Treasurer

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                      FLEET CAPITAL CORPORATION, as Agent and as a Lender

                                      By: /s/ DEBRA A. RATHBERGER
                                         ---------------------------------------
                                          Name: Debra A. Rathberger
                                               ---------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                       WACHOVIA CAPITAL FINANCE
                                       CORPORATION (CENTRAL) (FORMERLY
                                       KNOWN AS CONGRESS FINANCIAL CORPORATION
                                       (CENTRAL)), as Co-Documentation Agent and as a Lender

                                       By: /s/ ANTHONY VIZGIRDA
                                          --------------------------------------
                                           Name: Anthony Vizgirda
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                    MERRILL LYNCH CAPITAL, a Division of Merrill
                                    Lynch Business Financial Services, Inc., as
                                    Co-Documentation Agent and as a Lender


                                    By: /s/ EDWARD SHUSTER
                                       -----------------------------------------
                                       Name: Edward Shuster
                                            ------------------------------------
                                       Title: Assistant Vice President
                                             -----------------------------------

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                          LASALLE BUSINESS CREDIT, LLC, as
                                          Co-Documentation Agent and as a Lender

                                          By: /s/ SUSAN HAMILTON
                                             -----------------------------------
                                             Name: Susan Hamilton
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                          THE CIT GROUP/BUSINESS CREDIT, INC.,
                                          as a Lender

                                          By: /s/ JUAN R. RAMIREZ
                                             ----------------------------------
                                             Name: Juan R. Ramirez
                                                  -----------------------------
                                             Title: Assistant Vice President
                                                   ----------------------------

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                          M & I MARSHALL & ILSLEY BANK, as
                                          a Lender


                                          By: /s/ RONALD J. CAREY
                                             -----------------------------------
                                             Name: Ronald J. Carey
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------


                                          By: /s/ JAMES R. MILLER
                                             -----------------------------------
                                             Name: James R. Miller
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

                                                                     EXHIBIT 8.3

                               FINANCIAL COVENANTS

DEFINITIONS

                  CONSOLIDATED NET INCOME (LOSS) - with respect to any period, the net income (or loss) of Borrowers determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a subsidiary of a Borrower) in which such Borrower or any of its wholly-owned subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of a Borrower or is merged into or consolidated with a Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets;
(d) extraordinary gains as defined under GAAP; (e) gains from asset dispositions (other than sales of Inventory and other than such immaterial gains as Agent determines may be included in the determination of Consolidated Net Income
(Loss)); (f) losses (not requiring a net expenditure of money) incurred in connection with the disposition of Borrowers' fixed assets located in Butler, Pennsylvania, non-cash losses incurred as a result of the write-off or accelerated amortization of goodwill; (g) any non-cash gain amortization resulting from Borrowers' sale and leaseback transaction; and (h) any revenue realized from any sale where the sales proceeds are paid with notes, instruments or Equity Interests, to the extent such sales proceeds have not been written off as a bad debt expense; and provided, further, that rent expense for any period shall be adjusted to reflect the actual cash rent paid within the applicable period.

                  EBITDA - with respect to any period, the sum of Consolidated Net Income (Loss) before Interest Expense, income taxes, depreciation and amortization (to the extent not already excluded from Consolidated Net Income
(Loss)) for such period (but excluding any extraordinary gains for such period), all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.

                  FIXED CHARGE COVERAGE RATIO - with respect to any period, the ratio of (i) EBITDA for such period minus the sum of (a) any provision for income taxes payable in cash and included in the determination of net earnings for such period plus (b) Capital Expenditures (excluding Blackhawk Capital Expenditures unless the Blackhawk Facility has not been sold to an independent third party on or prior to the first anniversary date of the First Amendment Effective Date in which case including Blackhawk Capital Expenditures) during such period, to (ii) Fixed Charges for such period, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.

                  FIXED CHARGES - with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect of Indebtedness for Money Borrowed (excluding the principal portion of Capitalized Lease Obligations to the extent such amounts are included in the determination of Capital Expenditures and otherwise including such amounts), plus (ii) Retail Store Incentive Program Payments incurred within such period, plus

                              Exhibit 8.3 - Page 1

(iii) Interest Expense for such period, plus (iv) Distributions made by TruServ within such period (net of contributions received from Members within such period), all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP; provided that Fixed Charges shall not include interest or principal payments made with respect to Member Notes or Redeemable Subordinated Notes or cash patronage dividends to the extent that such interest or principal payments or Distributions reduce on a dollar-for-dollar basis the Deferred Redemption Reserve, and provided further that with respect to fiscal quarters ending on or prior to the last week of August, 2004, the amounts of scheduled principal payments required to be made within the applicable fiscal period in respect of Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations) and the amount of Distributions made by TruServ within such period (net of contributions received from Members within such period) shall be computed by (i) multiplying the actual amount of such principal payments or Distributions made within the applicable period by number of months elapsed since September 1, 2003 and the last day of the month in which the applicable fiscal period ends and
(ii) dividing the product obtained in clause (ii) above by twelve. By way any of example, assume that between September 1, 2003 and the last day of the fiscal quarter ending in the last week of March 2004, Borrowers make $16,000,000 in scheduled principal payments and $10,000,000 in Distributions. The amount of scheduled principal payments and Distributions to be used in this definition of Fixed Changes and subsequent definition of Fixed Change Coverage Ratio for the twelve month period ending on the last day of the fiscal quarter ending in the last week of March 2004 would then be (x) $9,333,333.33 (7 x $16,000,000) / 12)
and (y) $5,833,333.33 (7 x $10,000,000 / 12), respectively. In determining the amount of any scheduled principal payment required to be made during the applicable period in respect of Indebtedness for Money Borrowed, consensual or permitted deferred amounts and repayments of Member Notes made in connection with the transfer and assignment of a Member Note from one Member to another shall be disregarded.

                  INTEREST EXPENSE - with respect to any period, cash interest expense paid for such period, including without limitation the interest portion of Capitalized Lease Obligations, the Letter of Credit and LC Guaranty fees owing for such period and the Unused Line Fee owing for such period, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.

                  RETAIL STORE INCENTIVE PROGRAM PAYMENTS - amounts paid in cash and capitalized by Borrowers to Members to reimburse Members for expenses, charges or capital expenditures related to store modernization, branch store expansion and conversion costs.

COVENANTS

                  1. AVAILABILITY. At all times maintain Availability of at least $15,000,000.

                  2. FIXED CHARGE COVERAGE RATIO. If as of the last date of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2005, average Availability for the 60 consecutive day period then ended is less than $35,000,000, then Borrowers shall not permit the Fixed Charge Coverage Ratio for the twelve consecutive months ending on the last day of such fiscal quarter to be less than the amount set forth opposite the last day of the applicable fiscal quarter as set forth in the following schedule:


                              Exhibit 8.3 - Page 2

TWELVE CONSECUTIVE MONTHS ENDING                    REQUIRED FIXED CHARGE COVERAGE RATIO
--------------------------------                    ------------------------------------
March 31, 2005 through June 30, 2006                             1.00 to 1

September 30, 2006                                               1.05 to 1

December 31, 2006 and the last day of each
subsequent fiscal quarter                                        1.10 to 1


                  3. RETAIL STORE INCENTIVE PROGRAM PAYMENTS. Make Retail Store Incentive Program Payments within any fiscal year which exceed the amount set forth opposite such fiscal year in the following schedule:


FISCAL YEAR                                                    MAXIMUM AMOUNT
--------------------------------                               --------------
December 31, 2005                                              $17,000,000

December 31, 2006 and each subsequent fiscal year              $20,000,000

                              Exhibit 8.3 - Page 3